CONSENT OF EXPERT

November 1, 2016

VIA EDGAR

United States Securities and Exchange Commission

Re:	Great Panther Silver Limited. (the "Company")
Registration Statement on Form F-10 dated October 20, 2016 (the "Registration
Statement")

I, Robert F. Brown, P.Eng., hereby consent to the use of my name in connection with reference to my involvement in the preparation of the following technical reports (the "Technical Reports"):

  NI 43-101 Technical Report on the Guanajuato Mine Complex Claims and Mineral Resource Estimations for the Guanajuato Mine, San Ignacio Mine, and El Horcon Project dated February 25, 2016 and amended as of October 27, 2016; and

  NI 43-101 Report on the Topia Mine Mineral Resource Estimates Topia Mine Mineral Resource Estimation as of November 30th, 2014 dated July 6, 2015.

and to references to the Technical Reports, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Reports related to me in the Registration Statement. This consent extends to any amendments to the Registration Statement, including any post-effective amendments.

Yours truly,

/s/ Robert F. Brown, P.Eng.
_______________________________________________
Robert F. Brown, P.Eng.